Exhibit 10.3

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (“Third Amendment”) is entered into as of the 25th day of July 2023 (“Effective Date”), by and between EASTLAND REGENCY, L.C., a Utah limited liability company (“Landlord”), and SERA PROGNOSTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease dated August 1, 2017 (“Lease”), for certain premises located at 2749 East Parleys Way, commonly known as Suite 200, Salt Lake City, Utah 84109 (“Leased Premises”), currently consisting of approximately 24,267 square feet of gross rentable area, located in Regency Office Building;

WHEREAS, on or about June 7, 2021, Landlord and Tenant entered into that certain First Amendment to Lease;

WHEREAS, on or about October 10, 2022, Landlord and Tenant entered into that certain Second Amendment to Lease;

WHEREAS, the Rental Term is set to expire of its own terms on December 31, 2025; and

WHEREAS, Landlord and Tenant desire to modify the Lease as follows:

AGREEMENT

NOW, THEREFORE, in consideration and furtherance of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant hereby agree to the following terms and conditions:

1.From and after the Effective Date of this Third Amendment, Tenant shall have the right, at its sole cost and expense, to install an 18’ x 12’ ft. concrete pad on the north end of the Building as substantially depicted on Exhibit “A” (“Patio Area”). Tenant shall be responsible to clean and maintain such Patio Area. Tenant shall not be required to pay Additional Rent or other fees or charges for the use of the Patio Area, although it shall indemnify Landlord from and against any claims or liability from events occurring in such Patio Area. Upon the expiration or termination of the Lease, in Landlord’s sole discretion, Tenant shall, at its sole cost and expense, completely remove all concrete from the Patio Area and restore the Patio Area to the same condition as of the Effective Date of this Third Amendment. In the event Tenant fails to restore the Patio Area as set forth in this Section 1, Landlord shall have the right to do so at Tenant’s sole cost and expense plus an administrative fee of fifteen percent (15%). Tenant shall pay Landlord such amounts within ten (10) days of receipt of invoice from Landlord. If Tenant fails to pay such invoice when due, Tenant shall pay interest and a late fee in accordance with Section 3.06.

2.    In lieu of any other provisions in the Lease and this Third Amendment, all notices, demands, requests, consents, approval and other communications required or permitted to be given pursuant to the Lease and this Third Amendment (collectively “Notice(s)”) shall be in writing and shall be sent by certified mail with return receipt requested, or by nationally known courier service with verification of receipt or refusal (including date of delivery or refusal), in each case with postage or delivery fees prepaid and addressed to a party at the addresses set forth below:

If to Tenant at:    Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Attn: Sera Prognostics, Inc.
One Financial Center
Boston, MA 02111    Initial here /s/ BGJ

With a copy to:    Sera Prognostics, Inc.
Attn: General Counsel
2749 East Parleys Way, Suite 200
Salt Lake City, UT 84109    Initial here /s/ BGJ

With a copy to:    legal@seraprognostics.com    Initial here /s/ BGJ

If to Landlord at:    Eastland Regency, L.C.
c/o Woodbury Corporation
Attn: Lease Administration
Ref: #1603 – Sera Prognostics, Suite 200
2733 East Parleys Way, Suite 300
Salt Lake City, UT 84109

With a copy to:    Eastland Regency, L.C.
c/o Woodbury Corporation
Attn: Legal Department
Ref: #1603 – Sera Prognostics, Suite 200
2733 East Parleys Way, Suite 300
Salt Lake City, UT 84109

Notices are deemed given upon receipt at the Notice address or refusal of delivery. From time to time a party may specify any other address in the United States of America upon twenty (20) days’ advance Notice thereof, similarly given, to the other party hereto. Notices sent by facsimile transmission, electronic mail or any other method not specifically mentioned herein shall not satisfy the requirements of this Section 2. No party may have more than three (3) addresses for Notices at any time.

3.    Tenant represents and warrants to Landlord that the person executing this Third Amendment on behalf of such party has the authority to execute this Third Amendment and the signature of such person is sufficient to bind them to the terms and provisions hereof. The person executing this Third Amendment on behalf of Landlord represents and warrants that such person has the authority to execute this Third Amendment and bind such party to the terms hereof.

4.    Each party’s signature, or an electronic image thereof, shall be deemed to be an original signature. Such signatures may be delivered to the other party by facsimile, electronic mail, or other electronic transmission device under which the signature of or on behalf of such delivering party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes; provided, however, the parties agree that in the event original counterparts of this Third Amendment are so delivered electronically by either party, such party shall contemporaneously deliver an original counterpart of this Third Amendment bearing the original handwritten signature to the other party via United States Mail or reputable overnight courier service.

5.    Except as specifically modified, altered, or changed by this Third Amendment; the Lease and any amendments or extensions shall remain unchanged and in full force and effect throughout the Rental Term. Capitalized terms used in this Third Amendment that are not defined herein shall have the meanings ascribed to them in the Lease.

[Signature Pages to Follow]

IN WITNESS THEREOF, the parties hereto have executed this Third Amendment as of the date and year first above written.

LANDLORD:    EASTLAND REGENCY, L.C., a Utah limited liability company

By:    WOODBURY CORPORATION, a Utah corporation,
Its Manager

By:     /s/ O. Randall Woodbury
O. Randall Woodbury, Vice Chairman

Dated:    July 25, 2023

By:    /s/ W. Richards Woodbury
W. Richards Woodbury, Chairman

Dated:    July 24, 2023

TENANT:    SERA PROGNOSTICS, INC., a Delaware corporation

By:    /s/ Ben Jackson
Ben Jackson, General Counsel

Dated:    July 21, 2023

EXHIBIT “A”

PATIO AREA